UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 19, 2016

(Date of earliest event reported)

Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio (Address of principal executive offices)	44114 (Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2016, Gas Natural Inc. (the “Company”) entered into a Credit Agreement and Revolving Note with Bank of America, N.A. (“Bank of America”). The Credit Agreement provides for a $42,000,000 unsecured revolving credit facility which incurs variable interest on a grid structure, based on the Company’s leverage ratio. The credit facility has a maturity date of October 19, 2021. The Credit Agreement requires the Company to maintain compliance with a number of covenants, including limitations on incurring additional debt, dispositions and investments, and maintaining a total debt to capital ratio of not more than .50 to 1.00, and an interest coverage ratio of not less than 2.00 to 1.00. Under the terms of the Credit Agreement and Revolving Note, the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement would require the Company to immediately pay all amounts then remaining unpaid on the Note.

Also on October 19, 2016, the Company entered into a Note Purchase Agreement providing for the issuance and sale to investors in a private placement of $50,000,000 aggregate principal amount of its 4.23% Senior Notes. Pursuant to the Note Purchase Agreement, the Company issued an unsecured Senior Note, in the amount of $50,000,000 held by Teachers Insurance and Annuity Association of America (“TIAA”). The Senior Note is a twelve-year term note due October 19, 2028 and bears a 4.23% fixed interest rate payable semiannually. The Note Purchase Agreement and Senior Note are subject to other customary covenants and default provisions. An occurrence of an Event of Default specified in the Note Purchase Agreement would require the Company to immediately pay all amounts then remaining unpaid on the Senior Note.

The Revolving Note and Senior Note are each guaranteed by the Company’s wholly owned non-utility subsidiaries, Energy West Propane, Inc., Energy West Resources, Inc., Gas Natural Resources LLC, Independence Oil, LLC, Lone Wolfe Insurance, LLC, and PHC Utilities, Inc.

The transactions contemplated by the Credit Agreement, Revolving Note, Note Purchase Agreement, and Senior Note are referred to collectively as the “Refinance.” The consummation of the Refinance resulted in the repayment of the Company’s existing long-term debt with Bank of America, NIL Funding Corporation, and Sun Life Assurance Company of Canada.

The Credit Agreement, Revolving Note, Note Purchase Agreement, and Senior Note (collectively, the “Refinance Documents”) are subject to other customary loan covenants and default provisions. The foregoing description of the Refinance Documents is not complete and is qualified in its entirety by reference to the Refinance Documents, which are attached to this Current Report on Form 8-K as exhibits and are incorporated herein by reference. The Company also issued a press release announcing the closing of the Refinance on October 19, 2016. The press release is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 19, 2016, among Gas Natural Inc., as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Bookrunner

10.2	Revolving Note, dated October 19, 2016, in the original principal amount of $42,000,000, issued by Gas Natural Inc. to Bank of America, N.A.

10.3	Note Purchase Agreement, dated October 19, 2016, among Gas Natural Inc. and Purchaser relating to a $50,000,000 4.23% Senior Note due October 19, 2028

10.4	Senior Note, dated October 19, 2016, in the original principal amount of $50,000,000, issued by Gas Natural Inc. to Teachers Insurance and Annuity Association of America

99.1	Press Release dated October 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

	By:	/s/ Christopher J. Hubbert
	Name:	Christopher J. Hubbert
	Title:	Corporate Secretary

Dated: October 20, 2016